EXHIBIT 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 ________ TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com January 19, 2021

FIRM/AFFILIATE
OFFICES

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BOSTON

CHICAGO

HOUSTON

LOS ANGELES

NEW YORK

WASHINGTON, D.C.

WILMINGTON

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BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Panacea Acquisition Corp.

357 Tehama Street, Floor 3

San Francisco, California 94103

RE:	Panacea Acquisition Corp. –

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Panacea Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-250036) filed by the Company on November 12, 2020 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended by Pre-Effective Amendment No. 1, filed on the December 18, 2020, Pre-Effective Amendment No. 2, filed on January 8, 2021, and Pre-Effective Amendment No. 3, to be filed on the date hereof (as so amended, the “Registration Statement”), by the Company with the Commission under the Securities Act, relating to the registration of 217,874,704 shares (the “Registered Shares”) of the Company’s common stock, consisting of 160,055,690 shares of Class A common stock, par value $0.0001 per share and 57,819,014 shares of Class B common stock, par value $0.0001 per share (the shares of Class A common stock and Class B common stock, collectively, the “Common Stock”), that may become issuable upon the consummation of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of October 20, 2020, (the “Merger Agreement”) by and among Panacea Merger Subsidiary Corp., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), Nuvation Bio Inc., a Delaware corporation (“Nuvation Bio”) and the Company. Pursuant to Merger Agreement, Merger Sub will merger with and into Nuvation Bio, with Nuvation Bio surviving the merger as a direct wholly owned subsidiary of the Company.

Panacea Acquisition Corp.

January 19, 2021

In this opinion, we refer to the Company following effectiveness of the Merger as “New Nuvation Bio.” At the effective time of the Merger (the “Effective Time”), among other things, (i) each outstanding share of Class A common stock, par value $0.0001 per share, of Nuvation Bio (“Nuvation Bio Class A Common Stock”) and share of Series A preferred stock, par value $0.0001 per share, of Nuvation Bio (“Nuvation Bio Series A preferred stock”) will be canceled and converted into the right to receive a number of shares of Class A common stock, par value $0.0001 per share, of New Nuvation Bio (“New Nuvation Bio Class A Common Stock”) equal to an exchange ratio of the quotient of 150,000,000 divided by Nuvation Bio’s fully diluted shares outstanding (as defined in the Merger Agreement), as of immediately prior to the Effective Time (the “Exchange Ratio”), and (ii) each outstanding share of Class B common stock, par value $0.0001 per share, of Nuvation Bio (“Nuvation Bio Class B Common Stock”) (all of which will be owned by David Hung, M.D., the founder, President and Chief Executive Officer of Nuvation Bio) will be canceled and converted into the right to receive a number of shares of Class B common stock, par value $0.0001 per share, of New Nuvation Bio (“New Nuvation Bio Class B Common Stock”, which is convertible into New Nuvation Bio Class A Common Stock) equal to the Exchange Ratio. In each case, these share amounts will be rounded down to the nearest whole number on a holder-by-holder basis. As of the date of the initial filing of the Registration Statement, the exchange ratio was approximately 0.1966. Additionally, at the Effective Time, each option to purchase Nuvation Bio Class A Common Stock (each, a “Company Option”) that is outstanding under Nuvation Bio’s 2019 Equity Incentive Plan immediately prior to the Effective Time, whether vested or unvested, will be assumed by New Nuvation Bio and converted into an option to purchase a number of shares of New Nuvation Bio Class A Common Stock equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Nuvation Bio Class A Common Stock subject to such Company Option immediately prior to the effective time and (b) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Company Option immediately prior to the effective time divided by (ii) the Exchange Ratio, subject to certain limitation and restrictions as set forth in the Merger Agreement.

Immediately prior to the Effective Time, the Company will amend and restate its certificate of incorporation to implement a new dual-class structure consisting of New Nuvation Bio Class A Common Stock and New Nuvation Bio Class B Common Stock.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) an executed copy of a certificate of Sarah Marriott, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(d) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 30, 2020 and certified pursuant to the Secretary’s Certificate (the “Current Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement;

Panacea Acquisition Corp.

January 19, 2021

(e) the form of Amended and Restated Certificate of Incorporation of the Company attached as Annex B to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Registered Shares certified pursuant to the Secretary’s Certificate;

(f) the Bylaws of the Company (the “Current Bylaws”), filed as Exhibit 3.2 to the Registration Statement, and certified pursuant to the Secretary’s Certificate;

(g) the form of Amended and Restated Bylaws of the Company attached as Annex C to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which have been approved by the board of directors and will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares, certified pursuant to the Secretary’s Certificate;

(h) the specimen Class A Common Stock Certificate of New Nuvation Bio, filed as Exhibit 4.4 to the Registration Statement (the “New Nuvation Bio Class A Stock Certificate”);

(i) certain resolutions adopted by the board of directors of the Company, relating to, among other things, the Registration Statement and the Merger, and certified pursuant to the Secretary’s Certificate; and

(j) a certificate from the Secretary of State of the State of Delaware, dated January 8, 2021, as to the existence and good standing of the Company in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinions stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company.

Panacea Acquisition Corp.

January 19, 2021

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized, and when (i) the Registration Statement becomes effective under the Securities Act and the Registered Shares are sold pursuant to such Registration Statement, (ii) the stockholders of the Company approve the Merger, (iii) the Merger is consummated in accordance with the Merger Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP